Exhibit 21.1

List of Principal Subsidiaries of the Registrant

Name	Percentage	Place of Incorporation
Subsidiaries
Jin Yi Tong Limited	100%	British Virgin Islands
Jin Huang Cheng Limited	100%	British Virgin Islands
Jin Rong Tong Limited	100%	British Virgin Islands
Jin Tai Yuan Limited	100%	British Virgin Islands
Jin Yi Rong Limited	100%	Hong Kong
Ping An OneConnect Bank (Hong Kong) Limited	100%	Hong Kong
OneConnect Financial Technology (Hong Kong) Co., Limited	100%	Hong Kong
Jin Cheng Long Limited	100%	Hong Kong
View Foundation International Limited	100%	Hong Kong
OneConnect Financial Technology (Singapore) Co., Pte. Ltd.	100%	Singapore
PT OneConnect Financial Technology Indonesia	100%	Indonesia
OneConnect Technology Services Co. Ltd. (Shenzhen)	100%	People’s Republic of China
Beijing BER Technology Development Co., Ltd.	80%	People’s Republic of China
Shenzhen BER Internet Information Service Co., Ltd.	80%	People’s Republic of China
Shanghai OneConnect Blockchain Technology Co., Ltd.	100%	People’s Republic of China
Beijing Vantage Point Technology Co., Ltd.	51.7%	People’s Republic of China
Nanjing Vantage Point Software Technology Co., Ltd.	51.7%	People’s Republic of China
Shenzhen OneConnect Information Technology Service Co., Ltd.	51%	People’s Republic of China
Zhang Tong Shun (Guangzhou) Technology Co., Ltd.	100%	People’s Republic of China

VIE and its Subsidiaries
OneConnect Smart Technology Co. Ltd. (Shenzhen)		People’s Republic of China
Shenzhen Xinxuan Internet Technology Co., Ltd.		People’s Republic of China
Shenzhen OneConnect Technology Co., Ltd.		People’s Republic of China
Shenzhen Kechuang Insurance Assessment Co., Ltd.		People’s Republic of China
Shanghai OneConnect Financial Technology Co. Ltd.		People’s Republic of China
Shanghai Finance Shield Information Technology Co., Ltd		People’s Republic of China
Zhuhai Yirongtong Asset Management Co., Ltd.		People’s Republic of China
Shenzhen E-Commerce Safety Certificates Administration Co., Ltd.		People’s Republic of China
Yuxin Technology Co., Ltd.		People’s Republic of China